AURELIO ANNOUNCES MANAGEMENT CHANGES

LITTLETON, COLORADO, January 31, 2008 News Release #08-03

Aurelio Resource Corporation (OTCBB : AULO, Frankfurt : F3RA) is pleased to announce that David Stafford Johnson, Esq. has been appointed Executive Chairman of the Company, replacing Dr. Frederik W. Warnaars. Dr. Warnaars, one of the Company's founders, has stepped down as Chairman, but will remain a Director.

Surveying of the extensive land position at the Hill Copper-Zinc Project being acquired from the Rae family (see news release dated August 15, 2007) has been completed and final closing and transfer of title is anticipated to occur within the next two weeks.

The Board has also unanimously adopted a Shareholder Rights Plan, subject to the approval by shareholders at the Company's next Annual Meeting. The Shareholder Rights Plan is designed to protect all shareholders of the Company against potential acquirers who may pursue coercive or unfair tactics aimed at gaining control of the Company without paying all shareholders of the Company a full and fair price. The Company will file a copy of the Shareholder Rights Plan with the Securities and Exchange Commission and this will be accessible via the EDGAR database at www.sec.gov. The Shareholder Rights Plan will also be posted on the Company's website.

About The Company

Aurelio Resource Corporation is a mineral exploration company focused on fast-track development of its wholly-owned Hill Copper-Zinc Project, which contains a number of potentially low-cost, bulk-tonnage, open-pit-mineable deposits close to the surface containing significant amounts of copper, zinc, silver and gold. The Company recently announced an independent estimate of the mineralized material at the MAN Area of the Project totaling 63.8 million tons at an average grade of 0.56% copper-equivalent. Aurelio has also acquired the rights to explore, and an option to purchase, the Gavilanes gold porphyry deposit in Durango, Mexico.

On behalf of the Board of Directors of Aurelio Resource Corporation

Contacts:

Stephen Doppler Diane Dudley

President & CEO Investor Relations

303-795-3030 303-945-7273 (direct)

800-803-1371 303-945-7270 (fax)

For additional information, please visit our website (www.AurelioResource.com) and/or send an email to DianeD@AurelioResource.com.

Legal Notice Regarding Forward Looking Statements

Statements in this news release that are not historical are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions, or that events or conditions "will" , "would", "may", "can", "could" or "should" occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Forward-looking statements in this news release include that our property contains a number of potentially low-cost, bulk-tonnage, open-pit-mineable deposits close to the surface containing significant amounts of copper, zinc, silver and gold.

It is important to note that the Company's actual outcomes may differ materially from those statements contained in this press release. Factors which may delay or prevent these forward looking statements from being realized include misinterpretation of data; that we may not be able to keep our qualified personnel; that funds expected to be received may not be; that our estimates of mineral resources are inaccurate; uncertainties involved in the interpretation of drilling results and other tests and the estimation of resources; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended exploration, purchase, lease or option payments; that our applications to drill may be denied; that weather, logistical problems or hazards may prevent us from exploration; that analysis of data cannot be done accurately and at depth; that results which we have found in any particular location are not necessarily indicative of larger areas of our property; and that despite encouraging data there may be no commercially exploitable mineralization on our properties. Readers should refer to the risk disclosures outlined in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.